Exhibit 10.22

August 25, 2023

Scott Requadt

Re:	Amendment to Strategic Advisor Agreement

Dear Scott:

This letter (the “Amendment”) amends the terms of your Strategic Advisor Agreement with Talaris Therapeutics, Inc., (the “Company”), dated May 26, 2023 (the “Advisor Agreement”). Capitalized terms not defined herein shall have the meaning specified in the Advisor Agreement. This Amendment represents the mutual written assent referenced in Section 2 of the Advisor Agreement.

The Advisor Agreement is hereby amended by extending the term of your advisor engagement with the Company through September 30, 2023. To avoid doubt, you acknowledge that the Company may terminate the Advisor Agreement for any reason without notice.

All other provisions of the Advisor Agreement shall remain in full force and effect according to their respective terms.

Please confirm your acceptance of this Amendment by signing below and returning a copy to me at your earliest convenience.

Very truly yours,

TALARIS THERAPEUTICS, INC.

By:	/s/ Mary Kay Fenton	August 25, 2023
	Mary Kay Fenton	Date
Chief Financial Officer, Interim Chief Executive Officer and President

Acknowledged and agreed:

/s/ Scott Requadt		August 25, 2023
Scott Requadt		Date